Exhibit 99.1

PRESS RELEASE

For Immediate Release

Date:	Aug 4, 2009
Contact:	Ron Martin/Chris Courtney/Rick McCarty
Phone:	(209) 848-2265
www.ovcb.com

OAK VALLEY BANCORP REPORTS 2nd QUARTER RESULTS

OAKDALE, CAOak Valley Bancorp (NASDAQ: OVLY), the bank holding company for Oak Valley Community Bank and Eastern Sierra Community Bank, recently reported financial results.  For the three months ended June 30, 2009, the Bank reported a net loss of $45,000. After adjustment for preferred stock dividends and accretion this represents a net loss of $257,000 available to common shareholders, compared to income of $553,000, or $0.07 per diluted common share, for the three months ended June 30, 2008.  Year-to-date results for the six months ended June 30, 2009, include net income of $385,000 and net income available to common shareholders representing a loss of $37,000.

Provisioning for loan losses of $2.1 million and OREO write downs of $846,000 for the three-months ended June 30, 2009 led to the decrease in net income.  Another expense contributing to the erosion of net income in the second quarter was the FDIC imposed, one-time, special insurance assessment for all financial institutions and represented $234,000 for the Bank.

“While we are of course disappointed to post a net loss for the quarter, core earnings are stronger than ever and the bank is well positioned for economic recovery,” stated Ron Martin, CEO.  “Aggressive credit management and early problem loan recognition continues to be a priority for the Bank’s management team.  All OREO property is written down appropriately and all non-accrual loans are adequately reserved in light of current market values.  The Bank’s non-performing assets to total assets remain below local and national peer groups,” added Chris Courtney, President.

Total charge-offs and write-downs to OREO for the quarter were just over $3.9 million.   The result is a decrease in non-performing assets of $3.73 million to $10.2 million, or 1.94% of total assets at June 30, 2009, from $13.9 million, or 2.66% of total assets at March 31, 2009.

Increased net interest income corresponding to growth and an expanding net interest margin continues to support the Bank’s financial position.   Net interest income as of June 30, 2009 was $11.5 million, a $1.6 million increase over the $9.9 million in the same period the previous year; net interest margin during the same periods were 4.92% and 4.68%, respectively. Growth accounted for $1.1 million of the realized interest income gains, while margin expansion accounted for $500,000. The Bank has also focused on non-interest expense, driving costs associated with employment and benefits down by $968,000 for the six months ended June 30, 2009, compared to the same period in 2008.

Total assets grew to $525.6 million at June 30, 2009, an increase of $49.5 million, or 10.4%, over June 30, 2008.  Gross loans increased by $23.9 million, to $424.4 million as of June 30, 2009, an increase of 6.0% over June 30, 2008.  The Bank’s total deposits also increased to $419.9 million on June 30, 2009, which was $61.8 million, or 17.2% over June 30, 2008.   The bank’s risk based capital position remains strong at 13.2%, compared to regulatory guidelines of 10% for well capitalized banks.

Oak Valley Bancorp operates Oak Valley and Eastern Sierra Community Bank, through which it offers a variety of loan and deposit products to individuals and small businesses. The Company currently operates through 12 conveniently located branches: Oakdale, Sonora, Turlock, Stockton, Patterson, Ripon, Escalon, two branches in Modesto, and three branches in their Eastern Sierra Division, which includes Bridgeport, Mammoth Lakes and Bishop.

For more information call 1-866-844-7500 or visit us online at www.ovcb.com.

This press release includes forward-looking statements about the corporation for which the corporation claims the protection of safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management’s knowledge and belief as of today and include information concerning the corporation’s possible or assumed future financial condition, and its results of operations and business.  Forward-looking statements are subject to risks and uncertainties.  A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include fluctuations in interest rates, government policies and regulations (including monetary and fiscal policies), legislation, economic conditions, including increased energy costs in California, credit quality of borrowers, operational factors and competition in the geographic and business areas in which the company conducts its operations. All forward-looking statements included in this press release are based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.

Oak Valley Community Bank

Statement of Condition (unaudited)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2009	2009	2008	2008	2008
($ in thousands, except per share)
Selected Quarterly Operating Data:

Net interest income	$5,887	$5,656	$5,333	$5,292	$5,081
Provision for loan losses	2,137	1,900	1,001	602	440
Non-interest income	647	598	602	634	672
Non-interest expense	4,787	3,938	4,712	4,535	4,562
Income before income taxes	(389)	416	222	789	751
Provision for income taxes	(344)	(14)	(61)	240	198
Net income	(45)	430	283	549	553
Preferred stock dividends and accretion	(212)	(210)	(64)	—	—
Net income available to common shareholders	(257)	220	219	549	553

Earnings per common share - basic	(0.03)	0.03	0.03	0.07	0.07
Earnings per common share - diluted	(0.03)	0.03	0.03	0.07	0.07
Dividends declared per common share (1)	—	0.025	0.025	0.050	—
Return on average common equity	-2.24%	1.97%	1.95%	4.91%	5.01%
Return on average assets	-0.03%	0.34%	0.23%	0.45%	0.47%
Net interest margin (2)	4.97%	4.87%	4.72%	4.76%	4.77%
Efficiency Ratio (2)	71.46%	61.80%	78.30%	76.03%	78.04%

Capital - Period End
Book value per share	$5.89	$5.91	$5.81	$5.77	$5.71

Credit Quality - Period End
Nonperforming assets/assets	1.94%	2.66%	1.47%	1.33%	1.35%
Loan loss reserve/loans (3)	1.34%	1.53%	1.30%	1.12%	1.08%

Period End Balance Sheet
($ in thousands)
Total assets	$525,606	$523,747	$508,203	$490,111	$476,094
Gross Loans	424,390	430,416	428,177	416,664	400,537
Nonperforming assets	10,177	13,906	7,467	6,538	6,435
Allowance for credit losses (3)	5,701	6,603	5,569	4,650	4,321
Deposits	419,941	410,089	378,248	365,230	358,159
Common Equity	45,130	45,286	44,486	44,151	43,735
Non-Financial Data
Full-time equivalent staff	111	117	117	119	128
Number of banking offices, domestic and foreign	12	12	12	12	12
Common Shares outstanding
Period end	7,661,627	7,661,627	7,661,627	7,658,252	7,658,252
Period average - basic	7,661,627	7,661,627	7,660,526	7,658,252	7,641,534
Period average - diluted	7,686,800	7,703,892	7,723,711	7,743,091	7,697,681
Market Ratios
Stock Price	$4.25	$3.75	$6.00	$6.30	$7.00
Price/Earnings	N/A	32.22	52.82	22.14	24.12
Price/Book	0.72	0.63	1.03	1.09	1.23

	SIX MONTHS ENDED
	JUNE 30,	JUNE 30,
	2009	2008
($ in thousands, except per share)
Net interest income	$11,543	$9,890
Provision for loan losses	4,037	585
Non-interest income	1,246	1,306
Non-interest expense	8,725	8,639
Income before income taxes	27	1,972
Provision for income taxes	(358)	643
Net income	385	1,329
Preferred stock dividends and accretion	(423)	—
Net income available to common shareholders	(37)	1,329

Earnings per common share - basic	(0.00)	0.17
Earnings per common share - diluted	(0.00)	0.17
Dividends declared per common share (1)	0.025	—
Return on average common equity	-0.17%	6.09%
Return on average assets	0.15%	0.58%
Net interest margin (2)	4.92%	4.68%
Efficiency Ratio (2)	66.74%	75.95%

Capital - Period End
Book value per share	$5.89	$5.71

Credit Quality - Period End
Nonperforming assets/assets	1.94%	1.35%
Loan loss reserve/loans (3)	1.34%	1.08%

Period End Balance Sheet
($ in thousands)
Total assets	$525,606	$476,094
Gross Loans	424,390	400,537
Nonperforming assets	10,177	6,435
Allowance for credit losses (3)	5,701	4,321
Deposits	419,941	358,159
Common Equity	45,130	43,735
Non-Financial Data
Full-time equivalent staff	111	128
Number of banking offices, domestic and foreign	12	12
Common Shares outstanding
Period end	7,661,627	7,658,252
Period average - basic	7,661,627	7,625,787
Period average - diluted	7,691,821	7,695,980
Market Ratios
Stock Price	$4.25	$7.00
Price/Earnings	N/A	20.03
Price/Book	0.72	1.23

(1) Cash dividends of $191,542, $382,943 and $191,542 paid in the Q1 2009, Q4 2008 and Q3 2008, respectively.

(2)  Ratio computed on a fully tax equivalent basis using a marginal federal tax rate of 34%.

(3) Adjusted for Allowance for Off-Balance Sheet Credit Exposure.